UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On February 22, 2011, WellCare of Georgia, Inc. (“WCGA”), a wholly-owned subsidiary of WellCare Health Plans, Inc. (“WellCare”), received a countersigned Medicare Advantage Health Plan Agreement (the “D-SNP Agreement”) between WCGA and the Georgia Department of Community Health (“DCH”).

A “D-SNP” is a special needs plan offered to members of a Medicare Advantage plan that are eligible for both Medicare and Medicaid.  The Medicare Improvements for Patients and Providers Act, commonly known as MIPPA, and its related regulations require that a Medicare Advantage plan that wishes to offer a D-SNP in a particular state enter into a contract with that state to coordinate benefits and/or services for such members.  The D-SNP Agreement is intended to fulfill this requirement in the State of Georgia.

The D-SNP Agreement outlines the terms under which WCGA will share information with DCH regarding members of its Georgia D-SNP plan and coordinate benefits for such members.  There are no payment obligations under the D-SNP Agreement, although DCH remains responsible for existing cost sharing obligations, such as the payment of deductibles, coinsurance, and co-payments for the Medicare Part A and Part B programs with respect to members of the D-SNP.  Among other things, the terms of the D-SNP Agreement also require WCGA to maintain a sufficient network of healthcare providers to provide all medically necessary covered services to enrollees of its D-SNPs and require WCGA to report certain quality measures to DCH such as annual HEDIS reports.

The term of the D-SNP Agreement begins on January 1, 2011 and terminates on December 31, 2011.  It automatically renews each successive January 1 unless terminated.  Either party may terminate the D-SNP Agreement with 30 days notice to the other party.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the D-SNP Agreement.  The above description is qualified in its entirety by reference to the D-SNP Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits

 (d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Medicare Advantage Health Plan Agreement between WellCare of Georgia, Inc., and the Georgia Department of Community Health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Medicare Advantage Health Plan Agreement between WellCare of Georgia, Inc., and the Georgia Department of Community Health.